Exhibit 99.1
UpHealth Announces CEO Transition and Organizational Changes

Jay Jennings Appointed Acting Chief Executive Officer of UpHealth; Replacing Martin Beck

Announces the Promotion of Lisa Fluxman to President of TTC Healthcare

Reaffirms Jeremy Livianu as Chief Legal Officer and Secretary of UpHealth

DELRAY BEACH, Fla., July 15, 2024 (PR NEWSWIRE) – UpHealth, Inc. (“UpHealth,” the “Company”) (NYSE: UPH), a global digital health company delivering technology platforms, infrastructure, and services to modernize care delivery and health management, today announced the July 11, 2024 appointment by the Board of Directors of the Company of Jay Jennings, currently the Company’s Chief Financial Officer, to serve as the Company’s Acting Chief Executive Officer, replacing Martin Beck, who resigned as Chief Executive Officer effective July 10, 2024. Mr. Beck also resigned from his position as a Class I director of the Company effective July 10, 2024. On July 11, 2024, the Board determined that it would not appoint any successor to fill the vacancy created by Mr. Beck’s resignation as a Class I director at this time.

In addition, the Board promoted Lisa Fluxman to President of TTC Healthcare, Inc., and re-affirmed the position of Jeremy Livianu as the Chief Legal Officer and Secretary of UpHealth, Inc.

“The Board of UpHealth wants to thank Martin Beck for his service as the CEO of the Company during the last year and wish him much luck in his future endeavors. The Board has confidence that the newly assigned leadership team of Jay, Lisa, and Jeremy will work diligently and closely with the Board to steer the Company through the continuous successful restructuring activities and resolutions of all legal challenges that the Company has been confronting for the last few years,” said Dr. Avi Katz, Chairman of the Board of UpHealth and all its subsidiaries.”

About UpHealth

UpHealth, Inc. is a leading provider of a full continuum of behavioral health solutions through the utilization of evidence-based treatments and services. Operating through its TTC Healthcare, Inc. subsidiary, UpHealth targets mental health issues and substance use disorders with services provided by psychiatrists, physicians, neurologists, licensed therapists, and clinical social workers. The company’s levels of care include detox, residential, partial hospitalization programs, intensive outpatient programs, outpatient, and telehealth. UpHealth’s clients include health plans, healthcare providers and community-based organizations. For more information, please visit https://uphealthinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, the Ch. 11 bankruptcy process and the operations and restructuring of UpHealth and its subsidiaries with UpHealth Holdings under the protection of the Bankruptcy Court, the projected operation and financial performance of UpHealth, its product offerings and developments and reception of its product by customers, and UpHealth’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenue and the business plans of UpHealth’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of UpHealth considering their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the ability of UpHealth to service or otherwise pay its debt obligations, the mix of services utilized by UpHealth’s customers and such customers’ needs for these services, market acceptance of new service offerings, the ability of UpHealth to expand what it does for existing customers as well as to add new customers, uncertainty with respect to how the U.S. and Indian courts shall decide various matters that are before them or that the Glocal Board will act in compliance with their fiduciary duties to their shareholders, that UpHealth will have sufficient capital to operate as anticipated and the demand for UpHealth’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. UpHealth undertakes no obligation to update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as may be required under applicable securities laws.

Contacts:

Investors Relations:

Jay Jennings
Acting Chief Executive Officer
561-270-4417
IR@uphealthinc.com